EXHIBIT 23.1









Consent of Independent Certified Public Accountants


Steelcase Inc.
Grand Rapids, Michigan

We hereby consent to the incorporation by reference of our reports dated March 21, 1997, relating to the consolidated financial statements and schedule of Steelcase Inc. (the "Company") appearing in the Company's Registration Statement (no. 333-41647) on Form S-1.


/s/ BDO Seidman, LLP


BDO Seidman, LLP
Grand Rapids, Michigan
February 23, 1998